                                  EXHIBIT 99.4

                         EXECUTIVE EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made this 18th day of
November, 2005, (the "EFFECTIVE DATE") by and between Option Technologies
Interactive, LLC, a Florida limited liability company with its principal business office in the state of Florida (the "COMPANY"), and Mark A. Fite (the
"EXECUTIVE," and collectively with the Company, as "PARTIES" and each as a
"PARTY").

                                    RECITALS

          WHEREAS, Flexner Wheatley & Associates ("FWA") and MeetingNet
Interactive, Inc. ("MEETINGNET") have entered into that certain Membership
Interest Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of even date herewith, with National Auto Credit, Inc. ("NAC"), providing, inter alia, for the acquisition by NAC of the Company through the purchaser of all of the outstanding membership interests of the Company;

          WHEREAS, Executive as a principal shareholder and principal in
MeetingNet has been actively involved in the business and operations of the
Company;

          WHEREAS, in conjunction with the transactions contemplated by the
Purchase Agreement, Executive desires to be hired and employed by the Company to supervise and operate their operations, and the Company's desire to hire and employ Executive to supervise and operate their operations; and

          WHEREAS, Section 5.3 of the Purchase Agreement provides that the
Parties hereto will enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
Parties, intending to be legally bound hereby, hereby agree as follows:

                                    AGREEMENT

1. Nature and Capacity of Employment. The Company hereby agrees to employ
Executive as President of the Company subject and pursuant to the terms of this
Agreement. Executive agrees to perform, and be available to perform, the functions and duties customarily associated with or incident to such position, and such other functions and duties as may from time to time be reasonably required by the Company consistent with such position. Executive shall report to each of James McNamara, Robert V. Cuddihy, Jr. and Steve Campus.

2. Term of Employment. The term of this Agreement shall commence as of the
Effective Date and continue for a three (3) year term thereafter (the "INITIAL
TERM"), unless earlier terminated by either Party as provided for hereinafter.
Unless Executive's employment has

                                      -69-

earlier terminated as provided for hereinafter, Executive's employment under this Agreement shall be automatically extended and renewed for successive one
(1) year terms (each a "RENEWAL TERM") unless, at least ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term, either
Party gives to the other written notice of his or its election that Executive's employment hereunder not be so extended and renewed. As used herein, "EMPLOYMENT
YEAR" means any period commencing on the Effective Date or any anniversary thereof and ending on the next following November 17th.

3. Annual Base Salary. The annual base salary that the Company agrees to pay to
Executive for the first Employment Year shall be $150,000, payable in accordance with the Company's regular payroll practices. The Executive's base salary shall be reviewed by the Company annually prior to the end of the current Employment
Year and adjusted in the sole discretion of the Company; provided, however, that
Executive's base salary shall not be reduced below $150,000.

4. Bonus Compensation. For each fiscal year (commencing with the calendar year ending January 31, 2007) that Executive is employed by the Company, Executive shall be eligible to receive a bonus of up to $73,900, provided Available Cash
Flow (as defined in the Promissory Notes (as defined in the Purchase Agreement))
is in excess of $768,000. The maximum amount allowable for such bonus under this
Agreement shall be reviewed by the Company annually prior to the end of the current Employment Year and adjusted in the sole discretion of the Company;
provided, however, that maximum amount allowable for such bonus under this
Agreement shall not be reduced below $73,900. The actual amount of any such bonus shall be contingent upon the Company achieving such revenue targets and other performance objectives as shall be jointly established by the Company and
Executive for each calendar year. The calculation and distribution formula established in EXHIBIT 1 will apply for each of the fiscal years ending January
31, 2007, 2008 and 2009, respectively. Executive's bonus shall be paid in full within sixty (60) days following the end of the fiscal year in which the bonus was earned. If Executive's employment is terminated prior to the end of a fiscal year without Cause pursuant to Section 7.3 below or by Executive's resignation for Good Reason pursuant to Section 7.5 below, Executive shall be paid the full amount of the bonus he would have earned under this paragraph for such fiscal year had he remained employed for the full fiscal year in which his employment was terminated unless the Initial Term or the then-current Renewal Term would have otherwise expired prior to the end of such fiscal year. If Executive's employment is terminated by the Company prior to the end of any fiscal year for
Cause under Section 7.2 below, then Executive shall not be entitled to any bonus payment under this paragraph for such fiscal year. If Executive's employment hereunder expires or is terminated (by mutual agreement of the Parties, by the
Company, by Executive or otherwise) prior to the end of any fiscal year for any reason other than by the Company for Cause under Section 7.2 below, then
Executive shall be entitled to receive a proportionate share (based upon the portion of such fiscal year Executive was employed hereunder during such fiscal year) of the bonus to which Executive would have been entitled under this paragraph if Executive had been employed hereunder for such entire fiscal year.

                                      -70-

5. Executive Benefits; Vacation.

          5.1 Executive Benefits. To the extent that Executive is eligible and qualifies therefor under their respective terms, Executive shall be entitled to participate in all retirement plans and all other employee benefits and policies made available generally by the Company to its senior managers and other employees (other than those provided under, or pursuant to, independently negotiated employment agreements or arrangements) so long as employed by the
Company hereunder, and Executive's entitlement to participate in such retirement plans and other employee benefits shall be in addition to the annual base salary payable by the Company to Executive from time to time under this Agreement.

          5.2 Defined Pension Contribution. In addition to the employee benefits provided for above, subject to Executive being eligible and qualifying therefor, the Company agrees to provide for Executive's participation in the Company's
401K Savings and Retirement benefit program established by the Company for other similarly situated employees.

          5.3 Health Insurance. Subject to Executive being eligible and qualifying therefor, the Company also agrees to provide single coverage health insurance plan for Executive, to be 100% funded by the Company.

          5.4 Reimbursement for Expenses. During Executive's employment with the
Company, the Company shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the
Executive in connection with his duties under this Agreement, provided that such expenses are incurred consistent with the Company's policies and practices as in effect from time to time and that Executive complies with the with the Company's policies and practices with respect to submission of receipts, vouchers or other evidence of payment of such expenses.

          5.5 Vacation and Sick Leave. Executive shall be entitled to vacation time of up to four (4) weeks per Employment Year without reduction of the minimum annual base salary payable to Executive pursuant to Section 3 above.
Executive shall also be provided up to six paid sick days per Employment Year.
Unused vacation time and sick days shall not carry over to subsequent Employment
Years, nor shall Executive be entitled to payment for any unused vacation time and sick days upon the expiration or termination of his employment by the
Company for any reason whatsoever.

          5.6 Car Allowance. During Executive's employment, the Company agrees to pay all lease payments, insurance premiums and other reasonable operating expenses associated with the lease of a 2004 BMW 325i or equivalent automobile;
provided, however, that Executive shall not be entitled to a new car prior to
November 2007 or thereafter a new car more frequently than once every three (3)
years.

6. Stock of NAC. Employee shall, at the discretion of the NAC's Board of
Directors, be eligible to receive options to acquire common stock in NAC based upon (i) Employee's performance, (ii) the Company's performance, (iii) NAC's performance and (iv) shares available

                                      -71-

under the Plan referred to hereinafter. NAC shall make an initial grant of
60,000 options to the Employee pursuant to the terms of NAC's 1993 Equity
Incentive Plan and EXHIBIT A.

7. Termination of Employment Agreement. Executive's employment with the Company may be terminated prior to the end of the Initial Term or any then current
Renewal Term upon any of the following occurrences.

          7.1 Mutual Consent. Executive's employment under this Agreement may be terminated at any time upon the mutual consent of the Parties. As of the effective date of such termination by mutual consent, subject to the terms of such mutual agreement, Executive shall be paid all accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the
Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition,
(A) to the extent Executive is entitled pursuant to Section 4 above to any bonus
(or any portion of any bonus) for the fiscal year in which such termination occurs, then, subject to the terms of such mutual agreement, Executive shall be entitled to receive, when such bonus would otherwise have been payable to
Executive, such bonus or the relevant portion thereof and (B) subject to the terms of such mutual agreement and only to the extent so provided under the terms applicable to any stock options that were granted to Executive (including, as applicable, the terms and conditions of NAC's 1993 Equity Incentive Plan)
Executive shall be entitled to vesting of such stock options.

          7.2 By the Company For Cause. The Company shall have the right to terminate Executive's employment under this Agreement for "Cause," which shall mean any of the following:

               (a) any act of fraud, embezzlement or any other illegal act committed knowingly or intentionally by Executive in connection with
          Executive's duties as an executive of the Company or any parent company, subsidiary or affiliate of the Company;

               (b) any conviction of any felony;

               (c) Executive shall be incarcerated for a period of at least ten
          (10) days or shall be indicted for a crime for which he could be sentenced to incarceration for at least a year;

               (d) any breach or violation by Executive of any term or condition of this Agreement, which breach of violation remains uncured for thirty (30) days or, if shorter, ten (10) days after Executive's receipt of written notice of such breach or violation (provided, however, that no notice need be given and not such 10-day cure period shall apply with respect to any such breach or violation if, within the prior six months, the Company has given Executive written notice of a breach or violation of substantially the same, or substantially the same, type or nature);

                                      -72-

               (e) any breach or violation by Executive of any term or condition of the Non-Compete Agreement (as defined below);

               (f) Executive shall assert or claim that the Non-Compete
          Agreement or any provision thereof is invalid or unenforceable; or

               (g) any willful, intentional or grossly negligent commission by
          Executive of act or failure to act that causes or may reasonably be expected (as of the time of such occurrence) to cause substantial economic injury to, or substantial injury to the reputation of, the
          Company or any parent company, subsidiary or affiliate of the Company, including, without limitation, any material violation of the Foreign
          Corrupt Practices Act (for purposes of the foregoing, any act or failure to act on the part of Executive shall be considered "willful"
          if done, or omitted to be done, by Executive in bad faith or without a reasonable belief that the act or omission was in the best interest of the Company).

As of the effective date of Executive's termination for Cause, Executive shall be paid all accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that
Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition, to the extent so provided under the terms applicable to any stock options that were granted to Executive
(including, as applicable, the terms and conditions of NAC's 1993 Equity
Incentive Plan) Executive shall be entitled to vesting of such stock options.

          7.3 By the Company Without Cause But With Severance. Executive's
employment under this Agreement may be terminated by the Company at any time without Cause. In such event, Executive, if requested by the Company, shall continue to render services to the Company up to the date of actual termination.
Even if the Company does not request Executive to continue to render such services, upon such termination without Cause Executive shall be paid accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan)
and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition, (A) to the extent Executive is entitled pursuant to
Section 4 above to any bonus (or any portion of any bonus) for the fiscal year in which such termination occurs, then Executive shall be entitled to receive, when such bonus would otherwise have been payable to Executive, such bonus or the relevant portion thereof, (B) to the extent so provided under the terms applicable to any stock options that were granted to Executive (including, as applicable, the terms and conditions of NAC's 1993 Equity Incentive Plan),
Executive shall be entitled to vesting of such

                                      -73-

stock options and (C) upon such termination, the Company shall pay Executive severance compensation as set forth in Section 8.2 below.

          7.4 Voluntary Resignation by Executive. The Executive may voluntarily resign his employment at any time and for any reason by providing at least 90 days' advance, written notice to the Company. In such event, Executive shall be paid all accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that
Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition, (A) to the extent Executive is entitled pursuant to Section 4 above to any bonus (or any portion of any bonus) for the fiscal year in which such termination occurs, then Executive shall be entitled to receive, when such bonus would otherwise have been payable to Executive, such bonus or the relevant portion thereof and (B) to the extent so provided under the terms applicable to any stock options that were granted to
Executive (including, as applicable, the terms and conditions of NAC's 1993
Equity Incentive Plan), Executive shall be entitled to vesting of such stock options.

          7.5 By Executive for Good Reason. The Executive may (subject to the following terms of this Section 7.5) terminate his employment with the Company for "Good Reason." For purposes of this Agreement, the Executive shall have
"Good Reason" to terminate his employment with the Company upon the occurrence of one or more of the following events without the Executive's prior, written consent: (a) a change in his title as President, (b) a material diminution or reduction of his employment responsibilities with the Company as set forth in this Agreement; (c) a material change in Executive's reporting requirements, (d)
a failure by the Company to make any material payments or to provide any material benefits to him under the terms of this Agreement; (e) the failure of
NAC's Board of Directors to approve and make a grant of stock options to
Executive to the extent provided for in the last sentence of Section 6 above;
(f) relocation of the Company's offices to a place outside of Florida; or (h)
any willful action by the Company that impairs in a material way the ability of the Executive to substantially perform his duties for the Company (for purposes of the foregoing, any action by the Company shall be considered "willful" if done, or omitted to be done, at the direction of any executive officer of NAC in bad faith or without a reasonable belief that the act or omission was in the best interest of the Company). Executive may terminate his employment for Good
Reason under this Section 7.5, provided that a minimum of thirty (30) days'
advance written notice, stating in reasonable detail the specific reason for such resignation, shall be delivered to NAC and provided that such reason is not cured within said thirty (30) day period. As of the effective date of such resignation for Good Reason, the Company shall pay Executive all accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of

                                      -74-

receipts, vouchers or other evidence of payment of such expenses. In addition,
(A) to the extent Executive is entitled pursuant to Section 4 above to any bonus
(or any portion of any bonus) for the fiscal year in which such termination occurs, then Executive shall be entitled to receive, when such bonus would otherwise have been payable to Executive, such bonus or the relevant portion thereof, (B) to the extent so provided under the terms applicable to any stock options that were granted to Executive (including, as applicable, the terms and conditions of NAC's 1993 Equity Incentive Plan), Executive shall be entitled to vesting of such stock options and (C) upon such termination, the Company shall pay Executive severance compensation as set forth in Section 8.2 below.

          7.6 Death. If Executive die during the Initial Term or any then current Renewal Term, this Agreement shall immediately terminate, but the
Company shall pay to Executive's estate or such beneficiaries as Executive may designate all accrued salary, any vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition, (A) to the extent Executive is entitled pursuant to Section 4 above to any bonus (or any portion of any bonus) for the fiscal year in which such termination occurs, then Executive shall be entitled to receive, when such bonus would otherwise have been payable to Executive, such bonus or the relevant portion thereof and (B) to the extent so provided under the terms applicable to any stock options that were granted to
Executive (including, as applicable, the terms and conditions of NAC's 1993
Equity Incentive Plan), Executive shall be entitled to vesting of such stock options.

          7.7 Disability. If, during the Initial Term or any then-current
Renewal Term, Executive, in the reasonable judgment of the Company's Board of
Directors or other governing body, has failed to perform his duties under this
Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of three (3) consecutive months or any period of 90 business days out of any consecutive 365-day period, then the
Company shall have the right to terminate the Executive's employment hereunder by written notification to the Executive. The termination shall be effective as of the date of the written notification and upon such termination the Company shall pay to Executive of all accrued salary, any vested deferred compensation
(other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and any reimbursable business expenses that have been incurred by the Executive in connection with his duties hereunder and that have not been reimbursed, all through the date of termination; provided, however, that Executive's entitlement to be reimbursed for any business expenses shall be dependent upon his compliance with the Company's policies and practices, including those with respect to submission of receipts, vouchers or other evidence of payment of such expenses. In addition, (A) to the extent
Executive is entitled pursuant to Section 4 above to any bonus (or any portion of any bonus) for the fiscal year in which such termination occurs, then
Executive shall be entitled to receive, when such bonus would otherwise have been payable to Executive, such bonus or the relevant portion thereof and (B) to the extent so provided under the terms applicable to any stock options

                                      -75-

that were granted to Executive (including, as applicable, the terms and conditions of NAC's 1993 Equity Incentive Plan), Executive shall be entitled to vesting of such stock options.

8. Severance Payments.

          8.1 No Severance Payment Upon Termination by Non-Renewal of Agreement,
Mutual Consent, Termination For Cause, Voluntary Resignation, Death or
Disability. The Company shall not be obligated to make any severance payment to
Executive or to his estate or beneficiaries in the event that Executive's employment with the Company is terminated as a result of (a) a non-renewal of this Agreement under Section 2 above; (b) the mutual consent of the Parties under Section 7.1 above; (c) for Cause under Section 7.2 above; (d) by the
Executive's voluntary resignation under Section 7.4 above; (d) on account of
Executive's death under Section 7.6 above; or (e) on account of Executive's disability under Section 7.7 above.

          8.2 Severance Payment Upon Termination Without Cause or Upon
Resignation For Good Reason. In the event of Executive's termination without
Cause under Section 7.3 above or Executive's resignation for Good Reason under
Section 7.5 above, the Company shall, in addition to any other payments required by this Agreement, pay Executive severance as follows: (i) in the event of a termination without Cause or resignation for Good Reason, Company shall pay
Executive (a) an amount equal to his then current base salary for a period equal to twelve months and (b) an amount necessary to continue his health insurance benefits for himself through the Company under Federal or State continuation laws for a period of twelve months. These amounts shall be paid to Executive on a pro rata monthly basis on or before the last day of each month in which a payment is due.

9. Payment Obligations. The Company's obligation to pay Executive the compensation herein shall (subject to (a) Executive compliance herewith and (b)
the terms and conditions hereof) be unconditional. If either Party brings litigation or any other proceeding to enforce or interpret any provision contained herein, the Party prevailing in such litigation or other proceeding shall be entitled to recover from the other Party the reasonable attorneys' fees and other expenses the prevailing Party has incurred in brining or defending against such litigation or other proceeding.

10. Indemnification. In addition to any rights to indemnification to which
Executive is entitled to under the Company's governing documents, to the maximum extent permitted under applicable law, the Company shall (a) indemnify Executive at all times during and after the term of this Agreement with respect to any services undertaken by Executive hereunder, exclusive, however, of any action or omission that was the result of bad faith or self-dealing by Executive, and (b)
pay the Executive's reasonable expenses in defending any civil or criminal action, suit or proceeding based on such services, in advance of the final disposition of such action, suit or proceeding, provided that Executive shall forthwith repay to the Company all amounts for paid to Executive in the event
Executive has acted in bad faith or been engaged in self-dealing.

11. Non-Compete and Non-Solicitation of Customers or Employees. Each of
Executive and the Company hereby acknowledges that concurrently herewith
Executive is entering into a certain Non-Competition And Non-Solicitation
Agreement (the "NON-COMPETE AGREEMENT")

                                      -76-

with the Company, NAC and others and that all questions related to competition shall be governed by the terms of the Non-Compete Agreement. Nothing contained in this Agreement shall be deemed to permit Executive to engage in any conduct that is proscribed by the Non-Compete Agreement, and in the event of any conflict or inconsistency between the provisions of the Non-Compete Agreement and any provisions of this Agreement, the provisions of the Non-Compete
Agreement shall supersede and govern

12. Miscellaneous.

          12.1 Integration. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

          12.2 No Third Party Beneficiaries. Except as herein otherwise provided, this Agreement is not intended to confer upon any other person or entity (other than the Parties) any rights or remedies hereunder.

          12.3 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any effort or attempt of either Party to assign this
Agreement without the prior written consent of the other Party shall be null and void and of no force or effect; provided, however, that if the Company (by merger or otherwise) is reorganized into another entity, this Agreement shall be assigned to and assumed by such entity..

          12.4 Binding Effect; Assignment. This Agreement and shall be binding upon and be enforceable against the Parties and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the Parties and their respective heirs, administrators, legal representatives, successors and permitted assigns.

          12.5 Amendment. This Agreement may not be amended except by an instrument in writing approved by the Parties and signed on behalf of each of the Parties.

          12.6 Non-Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor any waiver or relinquishment of any rights or power at any other time or times.

          12.7 Miscellaneous Provisions. This Agreement is subject to certain provisions, as to governing law and other matters, as set forth in Article 11 of the Purchase Agreement.

          12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

                                      -77-

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date herein first above written.

                      OPTION TECHNOLOGIES INTERACTIVE, LLC

                                        By:
                                            ------------------------------------
                                        Robert V. Cuddihy, Jr., Chief Financial
                                        Officer

                                        ----------------------------------------
                                        MARK A. FITE

                                      -78-